                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

                                    July 18, 1996
                   ------------------------------------------------
                   Date of Report (Date of Earliest Event Reported)


                              Synagro Technologies, Inc.
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)



            Nevada                                            88-0219860
- -------------------------------                     ----------------------------
(State or other jurisdiction of                     (IRS Employer Identification
incorporation or organization)                      Number)

                                        0-21054
                                 -------------------
                                 Commission File No.


               16000 Stuebner Airline, Suite 420, Spring, Texas 77379
               ------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code (713) 370-6700 with copies to:

                                 Matthias & Berg LLP
                                Jeffrey P. Berg, Esq.
                               515 South Flower Street
                                    Seventh Floor
                            Los Angeles, California 90071
                                    (213) 895-4200

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    As of July 18, 1996, Synagro Technologies, Inc., a Nevada corporation (the "Company") entered into an agreement pursuant to which the Company acquired 100% of the issued and outstanding securities of Pima Gro Systems, Inc. and Pima Gro Systems 2, Inc. (collectively "Pima Gro").

    Pima Gro is in the business of providing transportation, site monitoring, land application and environmental regulatory compliance services, with respect to biosolids and wastewater products, to local and state agencies, municipalities and private industries. Pima Gro's vehicles pick up and transport biosolids and other organic waste materials primarily from municipalities to permitted agricultural sites operated by third parties. Pima Gro's primary operations are currently in the States of California and Arizona. To a lesser extent, Pima Gro conducts business in the States of Nevada and Indiana, and the District of Columbia.

    Pima Gro also provides professional management and consulting services for treatment of biosolids and the monitoring and land application of treated biosolids. Pima Gro operates under approximately 20 contracts with various state and local agencies, municipalities and private industries with respect to sewage treatment and other waste products. The contracts with these entities are generally renewable on an annual basis, subject to cancellation on 30 days' notice.

    Pima Gro also operates and maintains a fleet of trucks which receive, collect and transport liquid or solid biosolids to various land application or treatment sites for tipping fees. These tipping fees, which are fees generated by Pima Gro in connection with the collection, transportation and treatment of biosolids, constitute substantially all of Pima Gro's sources of revenues. Pima Gro vehicles are registered with federal, state and local government agencies for such transportation purposes.

    Pima Gro also distributes biosolids products, including soil amendments, under the trade name "Hyper Gro."

    The Company anticipates that these acquisitions will expand the Company's operating capacity into established businesses in the biosolids treatment industry in the States of California and Arizona and certain other states.

    In connection with this transaction, the purchase price for the acquisition of Pima Gro was approximately $3,100,000, subject to certain adjustments set forth below. The Company issued an aggregate of 155,000 shares of the Company's common stock, par value $0.002 per share (the "Common Stock"), paid cash in the aggregate amount of approximately $1,277,000, and issued a promissory note in the aggregate principal amount of approximately

$1,600,000. The shares of Common Stock issued to the former stockholders of Pima Gro were valued, as of July 18, 1996, for the purposes of the transaction, at $1.437 per share as of June 10, 1996, the date of the letter of intent with respect to the transaction.

    The amount of consideration paid in the transaction was determined based on management's analysis of historical and projected sales of Pima Gro, the estimated market value of Pima Gro and the synergies to be achieved through the transaction.

    As of the most recent fiscal year end for Pima Gro (December 31, 1995), Pima Gro had combined sales of approximately $8,545,000 and combined net income of approximately $380,000.

    The promissory note, issued by the Company, bears interest at the rate of 8% PER ANNUM and is payable in four (4) semi-annual installments of principal and accrued interest, commencing January 1, 1997, with the final payment due on July 1, 1998. The promissory note is secured by a pledge of the securities of Pima Gro acquired by the Company in connection with the transaction and a letter of credit in the amount of approximately $463,000.

    In the event that the Company borrows money from any source, utilizing the assets of Pima Gro as collateral, the promissory note will become automatically due and payable, unless there is no increase in the amount of debt imposed on Pima Gro's assets. However, in the event that the amount of such debt increases, the excess (up to the amount of the unpaid balance on the promissory note) will be deposited into an escrow and paid as scheduled payments on the promissory note come due.

    The final amount of the promissory note will be subject to adjustment based on the net asset value of Pima Gro, as of the closing date of the transaction, as reflected on an unaudited closing balance sheet of Pima Gro to be prepared by the Company within 60 days following the closing date. In the event that such net asset value is determined to be less than $1,947,243, as of June 30, 1996, and there exists a difference greater than $25,000 between the net asset value of Pima Gro as reflected on the closing balance sheet and the audited financial statements of Pima Gro as of December 31, 1995 delivered at closing, the amount of the promissory note will reduced by such excess amount.

    The Company has agreed to pay an additional contingent sum on the purchase price of $4.16 for each dollar by which the pre-tax earnings of Pima Gro, for each of the fiscal years during 1996-1998, exceed the base amount of $380,000 in 1996 and, subject to certain adjustments to the base amount, during the two (2) following fiscal years. The additional contingent sum may be payable by the Company, if at all, in cash, Common Stock or promissory notes, or any combination thereof. Such amounts which may be payable as contingent sum payments will be held in escrow until March 31, 1999, and subject to reduction based on amounts expended by the Company for certain capital expenditures and costs reserved for the development of certain business sites.

    In connection with this agreement, Wilson Nolan has agreed to enter into a three (3) year employment agreement with Pima Gro at the annual base rate of $150,000, plus other benefits. Mr. Nolan will serve as the Chief Executive Officer and a director of Pima Gro. In addition, Mr. Nolan entered into a non-competition agreement with the Company for a period of six (6) years following the date of the employment agreement. In consideration of the non-competition agreement, the Company has agreed to pay Mr. Nolan an additional contingent sum based on the contingent sum formula payable to the former Pima Gro stockholders described above, except that Mr. Nolan will be entitled to receive $1.04 for each dollar by which the pre-tax earnings of Pima Gro exceed the relevant base amount for each of the fiscal years during 1996-1998.

    Further, the former stockholders of Pima Gro have granted a proxy to Don Thone, Chief Executive Officer of the Company, to vote any shares issued in connection with the transaction for a period of three (3) years following the closing date.

ITEM 7   FINANCIAL STATEMENTS ON EXHIBITS.

    (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Combined balance sheet of Pima Gro Systems, Inc., an Arizona corporation, as of December 31, 1995 and 1994 and the related combined statements of income and stockholders' equity and cash flows for the years then ended.

    (b)  PRO FORMA FINANCIAL INFORMATION.

         1. The unaudited pro forma consolidated balance sheet as of June 30, 1996 and December 31, 1995.

         2. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 and the six months ended June 30, 1996.

    (c)  EXHIBITS.

         2.1 Agreement for the Purchase of Stock by and among Synagro Technologies, Inc., CDR Environmental, Inc., Pima Gro Systems, Inc., Pima Gro Systems 2, Inc., Wilson Nolan, Herbert Kai and John Kai, Jr., dated July 18, 1996.

         10.1 Employment Agreement between Pima Gro Systems, Inc. and Wilson Nolan, dated July 18, 1996.

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  SYNAGRO TECHNOLOGIES, INC.



Dated: July 31, 1996              By:/s/ Daniel L. Shook
                                     ------------------------
                                     Daniel L. Shook
                                     Chief Financial Officer

                             PIMA GRO SYSTEMS, INC.

                             COMBINED FINANCIAL STATEMENTS
                             FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 TOGETHER WITH INDEPENDENT AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
  Pima Gro Systems, Inc.:

We have audited the accompanying combined balance sheet of PIMA GRO SYSTEMS, INC. (an Arizona Corporation) as of December 31, 1995, and the related combined statements of income and stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The combined financial statements of PIMA GRO SYSTEMS, INC. as of December 31, 1994, were audited by other auditors whose report dated March 1, 1995, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Pima Gro Systems, Inc. at December 31, 1995, and the combined results of operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                                             ARTHUR ANDERSEN LLP


Orange County, California
March 13, 1996

                             INDEPENDENT AUDITOR'S REPORT



Board of Directors
Pima Gro Systems

We have audited the accompanying combined balance sheet of Pima Gro Systems, Inc. and affiliates (Note 1) as of December 31, 1994 and 1993, and the related combined statements of income and retained earnings, and cash flows for the years then ended, in accordance with standards established by the American Institute of Certified Public Accountants. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements mentioned above present fairly, in all material respects, the combined financial position of Pima Gro Systems, Inc., and affiliates at December 31, 1994 and 1993, and the combined results of operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.



March 1, 1995                     Rasmussen & Rogers

                             PIMA GRO SYSTEMS, INC.


              COMBINED BALANCE SHEETS - DECEMBER 31, 1995 AND 1994


                                     ASSETS




                                                    1995               1994
                                                 -----------        -----------

CURRENT ASSETS:
  Cash                                           $     3,583        $   134,041
  Accounts receivable                              1,086,299            753,515
  Prepaid expenses                                   213,633            142,931
                                                 -----------        -----------
           Total current assets                    1,303,515          1,030,487
                                                 -----------        -----------
PROPERTY AND EQUIPMENT:
  Machinery & equipment                            5,460,755          4,858,813
  Leasehold improvements                              93,354              -
                                                 -----------        -----------
                                                   5,554,109          4,858,813
                                                 -----------        -----------
  Less--Accumulated depreciation and
   amortization                                   (1,965,727)        (1,745,797)
                                                 -----------        -----------
                                                   3,588,382          3,113,016
                                                 -----------        -----------

OTHER ASSETS:
  Site development cost                              308,017            212,902
  Deposits                                            69,978             83,384
                                                 -----------        -----------
                                                     377,995            296,286
                                                 -----------        -----------
                                                 $ 5,269,892        $ 4,439,789
                                                 ===========        ===========


                   The accompanying notes are an integral part
                        of these combined balance sheets.

                             PIMA GRO SYSTEMS, INC.


              COMBINED BALANCE SHEETS - DECEMBER 31, 1995 AND 1994


                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                     1995              1994
                                                 -----------        -----------

CURRENT LIABILITIES:
  Checks issued but not presented                 $   51,697         $    -
  Accounts payable                                   640,554             400,936
  Accrued expenses                                   344,795             228,227
  Revolving line of credit                           498,800             478,800
  Current portion of long-term debt and
    capital lease obligations                        762,629            674,992
                                                  ----------         ----------
           Total current liabilities               2,298,475          1,782,955
                                                  ----------         ----------
LONG-TERM LIABILITIES:
  Long-term debt and capital lease
    obligations, net of current portion              918,010          1,032,053
  Deferred state income tax liability                106,164             57,455
                                                  ----------         ----------
                                                   1,024,174          1,089,508
                                                  ----------         ----------
           TOTAL LIABILITIES                       3,322,649          2,872,463
                                                  ----------         ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, no par value; 2,000,000
    shares authorized, 193 shares issued
    and outstanding                                      193                193
  Additional paid-in capital                         861,637            861,637
  Retained earnings                                1,165,413            785,496
                                                  ----------         ----------
                                                   2,027,243          1,647,326
  Less--Note receivable from stockholder             (80,000)           (80,000)
                                                  ----------         ----------

                                                   1,947,243          1,567,326
                                                  ----------         ----------
                                                  $5,269,892         $4,439,789
                                                  ==========         ==========


                   The accompanying notes are an integral part
                        of these combined balance sheets.

                             PIMA GRO SYSTEMS, INC.


                          COMBINED STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



                                                     1995              1994
                                                 -----------        -----------

NET REVENUE                                       $8,548,098         $8,939,220
                                                  ----------         ----------

COST OF REVENUE:
  Transportation                                   4,167,850          3,941,937
  Processing                                          44,511          1,161,460
  Spreading                                        1,172,091            753,930
  Facilities                                       1,083,187            853,083
                                                  ----------         ----------
           Total cost of revenue                   6,467,639          6,710,410
                                                  ----------         ----------
GROSS PROFIT                                       2,080,459          2,228,810
                                                  ----------         ----------

OPERATING EXPENSES:
  Sales and marketing                                146,873              -
  General and administrative                       1,302,422          1,900,491
                                                  ----------         ----------
           Total operating expenses                1,449,295         1,900,491
                                                  ----------         ----------


           Income from operations                    631,164            328,319
                                                  ----------         ----------

OTHER INCOME (EXPENSE):
  Interest income                                      2,174             21,610
  Interest expense                                  (241,424)          (150,037)
  Miscellaneous income (expense)                      37,512            (41,058)
                                                  ----------         ----------
                                                    (201,738)          (169,485)
                                                  ----------         ----------

           Income before taxes                       429,426            158,834

PROVISION FOR TAXES                                   49,509             11,000
                                                  ----------         ----------
           Net income                             $  379,917         $  147,834
                                                  ==========         ==========


                   The accompanying notes are an integral part
                     of these combined financial statements.

                             PIMA GRO SYSTEMS, INC.


                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994




                                                                                   Note
                             Common Stock         Additional                    Receivable
                        ----------------------     Paid In        Retained         From
                        Shares          Amount     Capital        Earnings      Stockholder      Total
                        ------          ------    ----------     ----------     -----------    ----------

BALANCE,
  December 31, 1993        193           $193       $861,637     $  637,662       $(80,000)    $1,419,492

  Net income               -              -            -            147,834          -            147,834
                           ---           ----       --------     ----------       --------     ----------
BALANCE,
  December 31, 1994        193            193        861,637        785,496        (80,000)     1,567,326

  Net income               -              -            -            379,917          -            379,917
                           ---           ----       --------     ----------       --------     ----------
BALANCE,
  December 31, 1995        193           $193       $861,637     $1,165,413       $(80,000)    $1,947,243
                           ===           ====       ========     ==========       ========     ==========



                   The accompanying notes are an integral part
                     of these combined financial statements.

                             PIMA GRO SYSTEMS, INC.


                        COMBINED STATEMENT OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



                                                           1995        1994
                                                       -----------   ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                           $   379,917   $ 147,834
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Depreciation and amortization                        435,595     319,100
      Loss (gain) on disposal of property and
       equipment                                           (18,230)     41,058
      Provision for deferred taxes                          48,709      11,000
      (Increase) decrease in accounts receivable          (332,784)    222,168
      (Increase) decrease in prepaid expenses and
        other assets                                       (57,296)    150,526
      Increase in checks issued not presented               51,697       -
      Increase (decrease) in accounts payable              239,618    (467,389)
      Increase in accrued expenses                         116,568      55,699
                                                       -----------   ---------
          Net cash provided by operating activities        863,794     479,996
                                                       -----------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                   (1,150,275)   (268,952)
  Proceeds from sale of property and equipment             379,883       4,700
  Site development cost incurred                           (95,115)     11,778
                                                       -----------   ---------
          Net cash used in investing activities           (865,507)   (252,474)
                                                       -----------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from revolving line of credit                    20,000     478,800
  Proceeds from long-term bank borrowings                  792,157       -
  Repayments on debt and capital lease obligations        (940,902)   (640,608)
                                                       -----------   ---------
          Net cash used in financing activities           (128,745)   (161,808)
                                                       -----------   ---------

NET INCREASE (DECREASE) IN CASH                           (130,458)     65,714

CASH, beginning of year                                    134,041      68,327
                                                       -----------   ---------
CASH, end of year                                      $     3,583   $ 134,041
                                                       ===========   =========

                   The accompanying notes are an integral part
                     of these combined financial statements.

                             PIMA GRO SYSTEMS, INC.


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994




1.   DESCRIPTION OF BUSINESS


Pima Gro Systems, Inc. (the Company) is engaged in the business of recycling biosolids and operates in Arizona and California. The Company receives, hauls and applies suitable biosolids from wastewater treatment facilities to agricultural lands as fertilizer and soil amendment. The Company's business is generally conducted under contractual agreements with governmental agencies.

Sales to the Company's three largest customers constituted 67 percent of net sales for the year ended December 31, 1995.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.   PRINCIPLES OF COMBINATION

     The combined financial statements include the accounts of Pima Gro Systems, Inc., and Pima Gro Systems 2, Inc., herein collectively referred to as "the Company", which are affiliated through common control. All significant intercompany accounts and transactions have been eliminated.

     b.   FINANCIAL STATEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from estimated amounts.

     c.   REVENUE RECOGNITION

     Revenue is recognized upon the removal of biosolids from the customer's wastewater treatment plant. The costs associated with hauling and recycling these biosolids are recognized in the same period as the related revenue.

     d.   PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Expenditures for maintenance, repairs, and minor renewals are expensed as incurred. Major renewals that significantly extend service lives are capitalized. Upon sale or other disposition of the assets, the cost and related accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss, if any, is included in operations.

     Property and equipment is depreciated on a straight-line basis over the estimated useful life of the asset as follows:

          Machinery and equipment     2 to 12 years
          Leasehold improvements      lesser of 5 years or lease term

     e.   INCOME TAXES

     Pima Gro Systems, Inc. has elected to be taxed as a S corporation for federal tax purposes and is taxed as a regular corporation for California tax purposes. Pima Gro Systems 2, Inc. has elected to be taxed as a S corporation for both Federal and Arizona tax purposes. Under the S corporation election, profits and losses are passed through and included in the individual tax returns of the stockholders. The provision for taxes represents the California Franchise Tax applicable to Pima Gro Systems, Inc.

     The Company accounts for income taxes using the liability method as prescribed by the Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 prescribes the use of the liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts using currently enacted tax laws and rates.

     f.   RECLASSIFICATION

     Certain prior year amounts have been reclassified to conform to the current year presentation.

2.   NOTE RECEIVABLE FROM STOCKHOLDER

The note receivable from stockholder is due on demand. The note is unsecured and non-interest bearing.

3.   REVOLVING LINE OF CREDIT

The Company's revolving line of credit agreement provides for a total commitment of up to $1,250,000 and expires on July 1, 1996. Borrowings under the line of credit bear interest at the bank's reference rate (8.5 percent at December 31, 1995) plus one percent and are secured by substantially all of the Company's assets.

The Company's line of credit agreement contains certain financial covenants which require the Company, among other things, to maintain a specified level of tangible net worth, debt to tangible net worth, and debt service coverage.

4.   LONG-TERM DEBT

As of December 31, 1995 and 1994, long-term debt consists of the following:


                                                          1995         1994
                                                       ----------    ----------

    Installment loans payable to financial
      institutions, interest at rates between
      7.17 to 9.65 percent, aggregate average
      monthly principal payments of $46,312 and
      maturities between February 1996 and
      November 2000, secured by certain property
      and equipment                                    $1,286,780    $1,062,339

    Capitalized lease obligations, interest at
      rates between 10 and 11.5 percent, aggregate
      monthly principal and interest payments of
      $31,096, maturities between June 1996 and
      March 1999, secured by certain property and
      equipment                                           393,859       644,706
                                                       ----------    ----------

                                                        1,680,639     1,707,045
     Less--Current portion                                762,629       674,992
                                                       ----------    ----------
                                                       $  918,010    $1,032,053
                                                       ==========    ==========

Estimated principal maturities of long-term debt outstanding at December 31, 1995 are as follows:


          1996                              $  532,610
          1997                                 331,566
          1998                                 242,460
          1999                                  99,080
          2000                                  81,064
                                            ----------
                                            $1,286,780
                                            ==========

Future minimum lease payments under capitalized leases at December 31, 1995 are as follows:

          1996                                $260,038
          1997                                 138,358
          1998                                  38,357
          1999                                   8,508
                                              --------
                                               445,261
          Less--interest                        51,402
                                              --------
                                              $393,859
                                              ========

5.   INCOME TAXES

The Company's provision for state of California income taxes consists of the following at December 31, 1995 and 1994:

                                            1995           1994
                                           -------        -------

          Current                          $   800        $   800
          Deferred                          48,709         10,200
                                           -------        -------
                                           $49,509        $11,000
                                           =======        =======

The cumulative temporary differences comprising the net deferred state tax liability are as follows:

                                                December 31,
                                         ------------------------
                                            1995           1994
                                         ---------      ---------

          Depreciation                   $(145,706)     $(127,106)
          NOL carryover                     26,704         52,247
          Accruals and other                12,838         17,404
                                         ---------      ---------
          Net deferred tax liability     $(106,164)     $ (57,455)
                                         =========      =========


The Company has California net operating loss carryforwards as of December 31, 1995 of approximately $246,000 expiring through 2008.

6.   COMMITMENTS AND CONTINGENCIES

The Company leases its office and operating facilities under noncancelable operating leases. Subsequent to year end, the Company entered into an agreement to lease new office and operating facilities. The term of the new lease is four years and the related future minimum lease payments have been reflected in the analysis below. Rent expense for the years ended December 31, 1995 and 1994, was $140,148 and $96,659, respectively. Future minimum lease payments as of December 31, 1995 under operating leases are as follows:


          1996                            $104,133
          1997                              51,168
          1998                              58,168
          1999                              59,568
          2000                              17,640
                                          --------
                                          $290,677
                                          ========

In the normal course of doing business, the Company occasionally becomes a party to litigation. In the opinion of management, the disposition of all pending litigation involving the Company will have no adverse material effect upon its financial condition and results of operations.

7.   RELATED PARTY TRANSACTIONS

Purchased services from Company stockholders and other entities owned by the stockholders were $108,000 in 1995 and $256,314 in 1994.

8.   SITE DEVELOPMENT COST

Site development cost relates to the development of a biosolids processing location in California. The site is in the pre-development phase and the costs relate primarily to engineering, planning and the preparation of information required by governmental entities prior to the issuance of operating permits. Management expects the site to become operational in the last quarter of 1996.

9.   SUPPLEMENTAL CASH FLOW DISCLOSURE

Cash payments during the years 1995 and 1994 included interest of $241,340 and $150,037, respectively, and income taxes of $800 for each year.

During 1995, the Company entered into a capital lease for equipment totaling $122,339.

                     Synagro Technologies, Inc. and Subsidiaries
                     PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                     (UNAUDITED)



The following unaudited pro forma consolidated balance sheet and statement of operations of Synagro Technologies, Inc. and Subsidiaries give effect to the following transaction: The acquisition of all of the common stock of Pima Gro Systems, Inc. and Pima Gro Systems 2, Inc. (collectively, "Pima Gro") (effective July 1, 1996). The unaudited pro forma information is based on the historical financial statements of Synagro and Pima Gro giving effect to the aforementioned transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the unaudited pro forma financial statements.

The final allocations of the purchase price has not been determined. Accordingly, the amounts reflected in the unaudited pro forma financial statements may differ from the amounts that would have been determined if the final purchase price allocation had been known.

The unaudited pro forma consolidated balance sheet as of June 30, 1996 and December 31, 1995 gives effect to the acquisition of Pima Gro as if it had been consummated on January 1, 1995.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 gives effect to the acquisition of Pima Gro as if it had occurred January 1, 1995.

The unaudited pro forma consolidated financial statements are not necessarily indicative of operating results which would have been achieved had the acquisitions been consummated as of the beginning of the year and should not be construed as representative of the future operating results. The unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements and notes of Synagro at December 31, 1995.

                              Synagro Technologies, Inc.
                         PRO FORMA CONSOLIDATED BALANCE SHEET
                                  December 31, 1995
                                     (UNAUDITED)



                                                                    Historical            Pro Forma
                                                      ----------------------------------
                                                           Synagro         Pima Gro      Adjustments
                                                      Technologies, Inc.  Systems, Inc     Increase        Pro-forma
                                                          (Synagro)        (Pima Gro)     (Decrease)        Combined
                                                          ---------        ----------     ----------        --------
Current assets
  Cash                                                      $2,688,000         $4,000    ($1,277,000) (a)    $1,415,000
  Certificates of deposit                                    1,016,000                                        1,016,000
  Restricted cash, current portion                              80,000                                           80,000
  Accounts receivable                                        1,724,000      1,086,000                         2,810,000
  Inventories                                                  449,000                                          449,000
  Other current assets                                         725,000        214,000                           939,000
                                                      -----------------------------------------------      --------------

  Total current assets                                       6,682,000      1,304,000     (1,277,000)         6,709,000

Property, machinery and equipment                            7,348,000      3,588,000        500,000  (a)    11,436,000
Agency rights                                                1,178,000                                        1,178,000
Cost in excess of fair value of net assets acquired          4,060,000                     1,512,000  (a)     5,572,000
Restricted cash                                                260,000                                          260,000
Machinery and equipment held for sale                          605,000                                          605,000
Deposits and Other                                              79,000        378,000                           457,000
                                                      -----------------------------------------------      --------------

                                                           $20,212,000     $5,270,000       $735,000        $26,217,000
                                                      -----------------------------------------------      --------------
                                                      -----------------------------------------------      --------------


Current liabilities
 Current portion of long-term debt                          $2,024,000       $763,000                        $2,787,000
   Notes Payable                                               220,000        499,000                           719,000
  Current portion of notes payable-related parties             490,000                                          490,000
  Accounts payable and accrued expenses                      1,872,000        985,000                         2,857,000
  Checks issued but not presented                                              52,000                            52,000
  Accrued interest                                             186,000                                          186,000

                                                      -----------------------------------------------      --------------

  Total current liabilities                                  4,792,000      2,299,000              0          7,091,000

Long-term debt                                               4,448,000        918,000      1,596,000  (a)     6,962,000

Deferred income taxes                                                         106,000        969,000  (a)
                                                                                            (106,000) (a)       969,000


Stockholders' equity                                        10,972,000      1,947,000     (1,947,000) (a)
                                                                                             223,000  (a)    11,195,000
                                                      -----------------------------------------------      --------------

                                                           $20,212,000     $5,270,000       $735,000        $26,217,000
                                                      -----------------------------------------------      --------------
                                                      -----------------------------------------------      --------------



            The accompanying notes are an integral part of this statement

                              Synagro Technologies, Inc.
                    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             Year Ended December 31, 1995
                                     (UNAUDITED)



                                                                    Historical
                                                   ---------------------------------------   Pro Forma
                                                            Synagro           Pima Gro      Adjustments
                                                       Technologies, Inc.   Systems, Inc      Increase      Pro Forma
                                                          (Synagro)          (Pima Gro)      (Decrease)      Combined
                                                           -------            --------        --------       --------
Net Sales                                                  $17,976,000     $8,548,000             $0        $26,524,000

Cost of goods sold                                          15,118,000      6,468,000         71,000  (A)    21,657,000
                                                   ---------------------------------------------------        ----------
Gross profit                                                 2,858,000      2,080,000        (71,000)         4,867,000

Selling, general and administrative                          3,588,000      1,449,000        (89,000) (C)     4,948,000
Amortization of goodwill                                       246,000                        76,000  (B)       322,000
                                                   ---------------------------------------------------        ----------
Income(loss) from operations                                  (976,000)       631,000        (58,000)          (403,000)

Other income(expense)                                       (3,577,000)      (202,000)      (128,000) (D)    (3,907,000)
                                                   ---------------------------------------------------        ----------
Net income(loss) from operations before,
 provision for income taxes                                 (4,553,000)       429,000       (186,000)        (4,310,000)

Provision for income taxes                                                     49,000                            49,000
                                                   ---------------------------------------------------        ----------
Net income(loss)                                           ($4,553,000)      $380,000      ($186,000)       ($4,359,000)
                                                   ---------------------------------------------------        ----------
                                                   ---------------------------------------------------        ----------
Net loss per common share                                       ($1.59)                                          ($1.44)
                                                   -----------------------                                    ----------
                                                   -----------------------                                    ----------
Weighted average common
 shares outstanding                                          2,864,000                                        3,019,000
                                                   -----------------------                                     ---------
                                                   -----------------------                                     ---------




            The accompanying notes are an integral part of this statement

                     Synagro Technologies, Inc. and Subsidiaries
                     PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                     (UNAUDITED)


The following notes set forth an explanation of the assumptions used in preparing the unaudited pro forma consolidated balance sheet and statement of operations.

ADJUSTMENTS TO DECEMBER 31, 1995 BALANCE SHEET

(a) Purchase of Pima Gro
         Cash paid                                                   $     1,277,000
         Notes payable to sellers                                          1,596,000
         Issuance of common stock                                            223,000
                                                                     ---------------

         Total purchase price                                              3,096,000

         Net assets acquired                                              (1,947,000)
         Additional amount allocated to machinery and equipment             (500,000)
         Elimination of deferred taxes                                      (106,000)
         Deferred income taxes arising from purchase accounting              969,000
                                                                     ---------------

         Cost in excess of fair value of net assets acquired            $  1,512,000
                                                                     ---------------
                                                                     ---------------


ADJUSTMENTS TO THE STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995

(A) To reflect the recalculation of depreciation expense for machinery and equipment acquired in the acquisition.

(B) To reflect a full year of amortization of cost in excess fair value of net assets acquired over 20 years.

(C) To reflect the change in officers salaries for amounts owed under employment agreements which are less than actually paid.

(D) To reflect interest on the notes payable to the sellers of the acquired companies.

(E) Net loss per share is based upon the weighted average number of common shares outstanding, adjusted for the number of shares necessary to complete the purchase as if it had occurred at January 1, 1995.

                              Synagro Technologies, Inc.
                         PRO FORMA CONSOLIDATED BALANCE SHEET
                                    June 30, 1996
                                     (UNAUDITED)



                                                                      Historical
                                                     ----------------------------------    Pro Forma
                                                            Synagro          Pima Gro     Adjustments
                                                       Technologies, Inc.   Systems, Inc    Increase         Pro-forma
                                                           (Synagro)         (Pima Gro)    (Decrease)         Combined
                                                            -------           --------      --------          --------
Current assets
  Cash                                                      $2,266,000         $4,000    ($1,277,000) (a)      $993,000
  Restricted cash, current portion                              80,000                                           80,000
  Accounts receivable                                        2,048,000      1,034,000                         3,082,000
  Note receivable                                              621,000         80,000                           701,000
  Inventories                                                  451,000                                          451,000
  Other current assets                                         435,000        275,000                           710,000
                                                     -------------------------------------------------        -----------
  Total current assets                                       5,901,000      1,393,000     (1,277,000)         6,017,000

Property, machinery and equipment                            6,889,000      3,508,000        500,000  (a)    10,897,000
Agency rights                                                1,160,000                                        1,160,000
Cost in excess of fair value of net assets acquired          3,944,000                     1,389,000  (a)     5,333,000
Restricted cash                                                297,000                                          297,000
Deposits and Other                                              73,000        394,000                           467,000
                                                     -------------------------------------------------        -----------

                                                           $18,264,000     $5,295,000       $612,000        $24,171,000
                                                     -------------------------------------------------        -----------
                                                     -------------------------------------------------        -----------


Current liabilities
  Current portion of long-term debt                         $1,881,000       $639,000                        $2,520,000
  Notes Payable                                                380,000        699,000                         1,079,000
  Current portion of notes payable-related parties             125,000                                          125,000
  Accounts payable and accrued expenses                      1,086,000        757,000                         1,843,000
  Checks issued but not presented                                             142,000                           142,000
                                                     -------------------------------------------------        -----------


  Total current liabilities                                  3,472,000      2,237,000              0          5,709,000

Long-term debt                                               3,304,000        882,000      1,596,000  (a)     5,782,000

Deferred income taxes                                                         106,000        969,000  (a)
                                                                                            (106,000) (a)       969,000

                                                            11,488,000      2,070,000        223,000  (a)
Stockholders' equity                                                                      (2,070,000) (a)    11,711,000
                                                     -------------------------------------------------        -----------

                                                           $18,264,000     $5,295,000       $612,000        $24,171,000
                                                     -------------------------------------------------        -----------
                                                     -------------------------------------------------        -----------




            The accompanying notes are an integral part of this statement

                              Synagro Technologies, Inc.
                    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            Six Months Ended June 30, 1996
                                     (UNAUDITED)



                                                                   Historical
                                                     -----------------------------------       Pro Forma
                                                            Synagro         Pima Gro          Adjustments
                                                      Technologies, Inc.   Systems, Inc         Increase      Pro Forma
                                                           (Synagro)        (Pima Gro)         (Decrease)      Combined
                                                            -------          --------           --------       --------
Net Sales                                                   $8,491,000     $4,175,000                       $12,666,000

Cost of goods sold                                           6,802,000      3,190,000         36,000  (A)    10,028,000
                                                     -------------------------------------------------     --------------

Gross profit                                                 1,689,000        985,000        (36,000)         2,638,000

Selling, general and administrative                          1,304,000        866,000        (38,000) (C)     2,132,000
Amortization of cost in excess of fair value acquired          116,000                        35,000  (B)       151,000
                                                     -------------------------------------------------     --------------

Income from operations                                         269,000        119,000        (33,000)           355,000

Other income(expense)                                           57,000        (76,000)       (64,000) (D)       (83,000)
                                                     -------------------------------------------------     --------------

Net income from operations before,
 provision for income taxes                                    326,000         43,000        (97,000)           272,000

Provision for income taxes                                                      1,000                             1,000
                                                     -------------------------------------------------     --------------

Net income                                                    $326,000        $42,000       ($97,000)          $271,000
                                                     -------------------------------------------------     --------------
                                                     -------------------------------------------------     --------------

Net income per common share                                      $0.05                                            $0.04
                                                     -------------------                                   --------------
                                                     -------------------                                   --------------

Weighted average common
 shares outstanding                                          6,194,000                                        6,349,000
                                                     -------------------                                   --------------
                                                     -------------------                                   --------------


            The accompanying notes are an integral part of this statement

                     Synagro Technologies, Inc. and Subsidiaries
                     PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                     (UNAUDITED)


The following notes set forth an explanation of the assumptions used in preparing the unaudited pro forma consolidated balance sheet and statement of operations.

ADJUSTMENTS TO JUNE 30, 1996 BALANCE SHEET

(a)      Purchase of Pima Gro
              Cash paid                                                        $   1,277,000
              Notes payable to sellers                                             1,596,000
              Issuance of common stock                                               223,000
                                                                               -------------

              Total purchase price                                                 3,096,000

              Net assets acquired                                                 (2,070,000)
              Additional amount allocated to machinery and equipment                (500,000)
              Elimination of deferred taxes                                         (106,000)
              Deferred income taxes arising from purchase accounting                 969,000
                                                                               -------------

              Cost in excess of fair value of net assets acquired               $  1,389,000
                                                                               -------------
                                                                               -------------


ADJUSTMENTS TO THE STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30,
1996

(A) To reflect the recalculation of depreciation expense for machinery and equipment acquired in the acquisition.

(B) To reflect a full year of amortization of cost in excess fair value of net assets acquired over 20 years.

(C) To reflect the change in officers salaries for amounts owed under employment agreements which are less than actually paid.

(D) To reflect interest on the notes payable to the sellers of the acquired companies.

(E) Net income per share is based upon the weighted average number of common shares outstanding, adjusted for the number of shares necessary to complete the purchase as if it had occurred at January 1, 1995.